Exhibit 24
POWER OF ATTORNEY
(FORM 10-K)
POLARIS INC., a Minnesota corporation (the “Company”), and each of the undersigned directors of the Company, hereby constitutes and appoints Michael T. Speetzen and Robert P. Mack and each of them (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead, in any and all capacities to sign, execute, affix its/his/her seal thereto and file the Annual Report on Form 10-K for the year ended December 31, 2021 under the Securities Exchange Act of 1934, as amended, with any amendment or amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority.
There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as it/he/she or itself/himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.
POLARIS INC. has caused this Power of Attorney to be executed in its name by its Chief Executive Officer on the 1st day of February, 2022.

POLARIS INC.

By	/s/ Michael T. Speetzen
Michael T. Speetzen Chief Executive Officer
 The undersigned, directors of POLARIS INC., have hereunto set their hands as of the 1st day of February, 2022.

/s/ George W. Bilicic	/s/ Bernd F. Kessler
George W. Bilicic	Bernd F. Kessler

/s/ Kevin M. Farr	/s/ Lawrence D. Kingsley
Kevin M. Farr	Lawrence D. Kingsley

/s/ Gary E. Hendrickson	/s/ Gwynne E. Shotwell
Gary E. Hendrickson	Gwynne E. Shotwell

/s/ Gwenne A. Henricks	/s/ Michael T. Speetzen
Gwenne A. Henricks	Michael T. Speetzen

/s/ Darryl R. Jackson	/s/ John P. Wiehoff
Darryl R. Jackson	John P. Wiehoff

Constituting the entire Board of Directors of Polaris Inc.